Exhibit 4.2

NUMBER	SHARES
A-

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP 67021W 202

NUBURU, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SERIES A PREFERRED STOCK

This certifies that ____________________________ is the owner of ____________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001

EACH OF THE SERIES A PREFERRED STOCK OF

NUBURU, INC.

(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated:__________________

Chief Executive Officer	Chief Financial Officer	Transfer Agent

NUBURU, INC.

Upon written request of the recordholder of this certificate to the Corporation at its principal place of business or registered office, the Corporation will furnish without charge to each recordholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the certificate of incorporation, certificate of designation and bylaws of the Corporation and all amendments thereto and resolutions of the Board of Directors providing for the issuance of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	__
	as tenants in common	UNIF GIFT MIN ACT—	______	Custodian	______

TEN ENT	__
	as tenants by the entireties		(Cust)		(Minor)

JT TEN	__
	as joint tenants with right of survivorship		under Uniform Gifts to Minors Act
	and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________________hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

Shareholder

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).